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                                                                    EXHIBIT 23.2

                       PINNACLE OIL INTERNATIONAL, INC.
                         INDEPENDENT AUDITORS' CONSENT

We consent to the in use of our report dated March 15, 1997 with respect to the consolidated financial statements of Pinnacle Oil International, Inc. included in this Annual Report on Form 10-K of Pinnacle Oil International, Inc. for the year ended December 31, 1998.


BDO Dunwoody
(Internationally BDO Binder)

Chartered Accountants
Vancouver, British Columbia

March 30, 1999